Exhibit 4.1
                           SPECIMEN STOCK CERTIFICATE

                                   Certificate


      NUMBER                                                            SHARES
   [SPECIMEN]                                                            -0-
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                      ROYAL CASKET DISTRIBUTION CORPORATION
                               Florida Corporation


    100,000,000 Shares of Common Stock Authorized - Par value $.001 per share

This Certifies that
is hereby issued VOTING COMMON STOCK fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

        IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by its duly authorized officer(s) this
                          day of           ,
        ------------------       -----------


[S E A L]



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                   President                Secretary